Registration No. 333-217200

Filed Pursuant to Rule 433

Dated July 25, 2019

MicroSectors is pleased to announce that $FNGD, the -3x Inverse Leveraged Exchange Traded Note linked to the @NYSE FANG+ Index, has upsized the aggregate principal amount outstanding to $75mm $FANG #FANGstocks #techstocks #FANG+ www.MicroSectors.com

https://www.sec.gov/Archives/edgar/data/927971/000121465919004736/r724190424b2.htm

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent tollfree at 1-877-369-5412.